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                               SECOND AMENDMENT TO
                  AMENDED AND RESTATED SECURED PROMISSORY NOTE


$277,500                                                            July 7, 1999


         This SECOND AMENDMENT to that certain Amended and Restated Secured Promissory Note, dated August 28, 1997 as amended by that First Amendment to Amended and Restated Secured Promissory Note dated September 17, 1998 (as so amended, the "Amended Promissory Note"), by and between Randall E. Woods and Nancy Saint Woods, a married couple residing in the State of California ("Borrowers") and Corvas International, Inc. ("Lender"), is entered into effective as of July 7, 1999 (the "Effective Date") by and between Borrowers and Lender (the "Second Amendment").

         WHEREAS, on August 28, 1997, Mr. Woods executed the Amended and Restated Secured Promissory Note in the principal amount of $152,500 (the "Amended Note");

         WHEREAS, on September 17, 1998, Borrowers executed the First Amendment to Amended and Restated Secured Promissory Note, which amended certain terms of the Amended Note (the "First Amendment");

         WHEREAS, Borrowers and Lender desire to further amend the Amended Promissory Note to extend the Maturity Date and to advance additional dollars hereunder, and

         WHEREAS, except as otherwise provided herein, all capitalized terms used in this Amendment shall have the meanings set forth in Agreement.

         NOW THEREFORE, for value received and in consideration of the promises and mutual agreements contained herein, the parties hereto agree as follows:

         1. AMENDMENT OF PRINCIPAL AMOUNT. The principal amount of the Amended Promissory Note is hereby increased to Two Hundred Seventy-Seven Thousand Five Hundred Dollars ($277,500), which amount shall replace the amount $152,500 in each place it appears in the Amended Promissory Note.


                                       1.
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         2. AMENDMENT OF MATURITY DATE. The following new Section G is added to the Amended Promissory Note, immediately following Section F, which Section F was added by the First Amendment:

         G. As approved by resolution of the Board of Directors of Lender at a meeting of the Compensation and Stock Option Committee of the Board held July 6, 1999, Borrowers and Lender desire to further amend the Amended Note to provide that the final maturity date of the Amended Note, as defined therein, is extended to the earliest of (i) August 28, 2000, (ii) the settlement or other final determination of the Lawsuit and (iii) the date which is ninety days after any termination of employment by Mr. Woods with Lender for any reason or no reason (with or without cause).

            Other than expressly amended and stated herein, no other aspect of the Amended Promissory Note, as amended, is altered by this Second Amendment, including, without limitation, the security interest granted in Section 3 of the Amended Promissory Note, and Borrowers expressly agree that the Collateral is security for all obligations under the Amended Promissory Note, as amended hereby.

         IN WITNESS WHEREOF, Borrowers have executed this Second Amendment as of the date and year first above written.


                                                       BORROWERS:



                                                       /s/ RANDALL E. WOODS
                                                       -------------------------
                                                       Randall E. Woods


                                                       /s/ NANCY SAINT WOODS
                                                       -------------------------
                                                       Nancy Saint Woods


                                       2.